Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement Nos. 333-157386 and 333-157386-01

NOTES | DEPOSITS | CERTIFICATES

CitiFirst Structured Investments

Offerings Brochure for November 2010

November 3, 2010

2

CitiFirst Protection Investments

Market-Linked Notes Based on the Value of a Global Equity Index Basket	7

CitiFirst Performance Investments

ELKS® Based Upon The Common Stock of Schlumberger Limited (“SLB”)	8

ELKS® Based Upon The Common Stock of Yahoo! Inc. (“YHOO”)	9

ELKS® Based Upon The Value of Wells Fargo & Company (“WFC”)	10

Additional Considerations	11

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

3

Important Information for the Monthly Offerings

Investment Information

The investments set forth in the following pages are intended for general indication only of the CitiFirst Structured Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer and guarantor, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer or guarantor, if applicable, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer, the guarantor, if applicable, and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by:	Issuer’s Registration Statement Number:	Issuer’s CIK on the SEC Website:

■ Citigroup Funding Inc.	333-157386	0001318281

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

Market-Linked Certificates of Deposit

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-877-858-5407.

4

Overview of Key Benefits and Risks of

Structured Investments

Benefits

■

Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.

■	Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

■	Potential for Loss

■

The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer or guarantor credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.

■

The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.

■

Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

■

Issuer or Guarantor Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer or guarantor.

■

Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

■

Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer or guarantor of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her original investment upon any resale of the investment.

■

Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

■

Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

■

Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.

■

The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Global Markets Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

■

Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

5

Introduction to CitiFirst Structured Investments

■	CitiFirst is the brand name for Citi’s offering of notes, deposits, and certificates that provide you with market-driven investment solutions

■	CitiFirst offers investments across many risk and asset classes to meet your portfolio needs

■	CitiFirst investments are divided into 3 categories based on the amount of principal due at maturity:

■

CitiFirst Protection investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer or guarantor, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

■

CitiFirst Performance investments provide for a payment due at maturity that may be less than the principal amount but will be greater than zero due to some level of downside protection and are for investors who are seeking the potential for current income and/or growth

■

CitiFirst Opportunity investments provide for a payment at maturity that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

■

All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.

■	These categories are signified by colored cubes so that they are easy to recognize:

■	Five symbols represent the types of underlyings to which CitiFirst investments can be linked:

■

When depicting a product, the asset class to which the underlying belongs will be shown as a symbol on the applicable colored cube; For instance, if a CitiFirst Performance note were based upon a single stock, which belongs to the equity asset class, its symbol would be shown as follows:

Classification of structured investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

6

Overview of Structures

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying; Otherwise the return equals zero
Contingent Upside Participation MLDs/Notes	1-3 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity; Otherwise the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon; Otherwise the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Safety First Trust Certificates	3-6 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; sometimes the maximum return is capped

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid; Otherwise the return equals the sum of the coupons paid and the return of the underlying at maturity.
Buffer Notes	1-2 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes; Otherwise, the return equals the lesser of (a) the return of the underlying plus the buffer amount and (b) zero.
PACERSSM	1-3 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero.
LASERSSM	3-4 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero.

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is up at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes; Otherwise the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount; Otherwise the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

*All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

7 |	Market-Linked Notes

CitiFirst Protection

Market-Linked Notes Based on the Value of a Global Equity Index Basket

Indicative Terms

Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the notes, including the repayment of principal, are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company
Issue price:	$1,000 per note
Pricing date:	November , 2010 (expected to price on or about November 24, 2010, or if such day is not an index business day, the next succeeding index business day).
Original issue date:	November , 2010 (three business days after the pricing date)
Maturity date:	November 28, 2016
Principal due at maturity*:	Full stated principal amount due at maturity
Interest:	None
Global Equity Index Basket:	An equally-weighted basket comprised of the Dow Jones Industrial AverageSM, the EURO STOXX 50®, and the Nikkei 225 Stock AverageSM (the “Global Basket”).
Payment at maturity:	The payment at maturity per $1,000 note will equal: $1,000 + note return amount, if any
Note return amount:	(i) If the final basket value exceeds the initial basket value of 100, the note return amount will equal the product of: $1,000 x basket percent change x participation rate of [100% to 110%] (to be determined on the pricing date). (ii) If the final basket value is less than or equal to the initial basket value, the note return amount will equal zero.
Basket percent change:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set to 100 on the pricing date, based on the sum of (i) the product of the closing level of the Dow Jones Industrial AverageSM on the pricing date and its basket composition ratio, (ii) the product of the closing level of the EURO STOXX 50® on the pricing date and its basket composition ratio, and (iii) the product of the closing level of the Nikkei 225 Stock AverageSM and its basket composition ratio.
Final basket value:	The arithmetic average of the closing value of the Global Basket on each of six basket valuation dates
Closing value of Global Basket:	The closing value of the Global Basket on each basket valuation date will equal the sum of (i) the product of the closing level of the Dow Jones Industrial AverageSM on that basket valuation date and its basket composition ratio, (ii) the product of the closing level of the EURO STOXX 50® on that basket valuation date and its basket composition ratio, and (iii) the product of the closing level of the Nikkei 225 Stock AverageSM on that basket valuation date and its basket composition ratio
Basket valuation dates:	November 21, 2011, November 21, 2012, November 21, 2013, November 21, 2014, November 20, 2015 and November 21, 2016, subject to adjustment for non-index business days and certain market disruption events
Basket composition ratio:	The basket composition ratio for each Global Basket component index will be determined on the pricing date and will equal the initial percentage weight of the relevant Global Basket component index divided by the closing value of such Global Basket component index on the pricing date, rounded to eight decimal places.
CUSIP:	1730T0KW8
Listing:	The notes will not be listed on any securities exchange.
Selling Concession:	up to 3.50%

Investor Profile

Investor Seeks:

•	Full principal amount due at maturity subject to the credit risk of the guarantor
•	Exposure to a global basket comprised of the Dow Jones Industrial AverageSM, the EURO STOXX 50®, and the Nikkei 225 Stock AverageSM
•	A medium-term equity index-linked investment

Investor Can Accept:

•	A holding period of approximately 6 Years
•	The possibility of losing part or all of the principal amount invested if not held to maturity
•	Please review the “Risk Factors Relating to the Notes” section of the applicable Pricing Supplement for a complete description of the risks associated with this investment

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

ELKS®	| 8

CitiFirst Performance

ELKS® Based Upon The Common Stock of Schlumberger Limited (“SLB”)

Indicative Terms

Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, you may receive an amount at maturity that is less than the stated principal amount of your initial investment.
Issue price:	$10 per ELKS
Underlying equity:	The common stock of Schlumberger Limited (NYSE symbol: “SLB”)
Pricing date:	November , 2010 (expected to price on or about November 23, 2010, or if such day is not a scheduled trading day, the next succeeding scheduled trading day).
Issue date:	November , 2010 (three business days after the pricing date).
Maturity date:	May , 2011 (expected to be on or about May 25, 2011)
Valuation date:	May , 2011 (expected to be three trading days before the maturity date)
Principal due at maturity*:	Payment at maturity may be less than the principal amount
Coupon:	[8.00% to 10.00%] per annum (approximately [4.00% to 5.00%] for the term of the ELKS) paid monthly and computed on the basis of a 360-day year of twelve 30-day months
Downside threshold closing price:	$ (80.00% of the initial equity price).
Initial equity price:	$ , the closing price of the underlying equity on the pricing date.
Payment at maturity:

For each $10 ELKS:

(1)a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on any trading day from but excluding the pricing date to and including the valuation date declines to or below the downside threshold closing price (to be determined on the pricing date), or

(2)$10 in cash.

Equity ratio:	The number of shares of the underlying equity per ELKS equal to $10 divided by the initial equity price (actual ratio to be determined on the pricing date).
Listing:	None
CUSIP:	17316G677
Selling Concession:	up to 1.50%

Investor Profile

Investor Seeks:

•	Monthly fixed coupon
•	Contingent downside protection of approximately 20%
•	A short-term equity-linked investment

Investor Can Accept:

•	A holding period of approximately 6 Months
•	The possibility of losing part or all of the principal amount invested
•	Please review the “Key Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

9 |	ELKS®

CitiFirst Performance

ELKS® Based Upon The Common Stock of Yahoo! Inc. (“YHOO”)

Indicative Terms

Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, you may receive an amount at maturity that is less than the stated principal amount of your initial investment.
Issue price:	$10 per ELKS
Underlying equity:	The common stock of Yahoo! Inc. (“YHOO”)
Pricing date:	November , 2010 (expected to price on or about November 23, 2010, or if such day is not a scheduled trading day, the next succeeding scheduled trading day).
Issue date:	November , 2010 (three business days after the pricing date).
Maturity date:	May , 2011 (expected to be on or about May 25, 2011)
Valuation date:	May , 2011 (expected to be three trading days before the maturity date)
Principal due at maturity*:	Payment at maturity may be less than the principal amount
Coupon:	[9.00% to 11.00%] per annum (approximately [4.50% to 5.50%] for the term of the ELKS), paid monthly and computed on the basis of a 360-day year of twelve 30-day months
Downside threshold closing price:	$ (80.00% of the initial equity price).
Initial equity price:	$ , the closing price of the underlying equity on the pricing date.
Payment at maturity:

For each $10 ELKS:

(1)a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on any trading day from but excluding the pricing date to and including the valuation date declines to or below the downside threshold closing price (to be determined on the pricing date), or

(2)$10 in cash.

Equity ratio:	The number of shares of the underlying equity per ELKS equal to $10 divided by the initial equity price (actual ratio to be determined on the pricing date).
Listing:	None
CUSIP:	17316G669
Selling Concession:	up to 1.50%

Investor Profile

Investor Seeks:

•	Monthly fixed coupon
•	Contingent downside protection of approximately 20%
•	A short-term equity-linked investment

Investor Can Accept:

•	A holding period of approximately 6 Months
•	The possibility of losing part or all of the principal amount invested
•	Please review the “Key Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

ELKS®	| 10

CitiFirst Performance

ELKS® Based Upon The Common Stock of Wells Fargo & Company (“WFC”)

Indicative Terms

Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company; however, you may receive an amount at maturity that is less than the stated principal amount of your initial investment.
Issue price:	$10 per ELKS
Underlying equity:	The common stock of Wells Fargo & Company (“WFC”)
Pricing date:	November , 2010 (expected to price on or about November 23, 2010, or if such day is not a scheduled trading day, the next succeeding scheduled trading day).
Issue date:	November , 2010 (three business days after the pricing date).
Maturity date:	May 25, 2011
Principal due at maturity*:	Payment at maturity may be less than the principal amount
Coupon:	[8.00% to 10.00%] per annum (approximately [4.00% to 5.00%] for the term of the ELKS) (actual coupon rate to be determined on the pricing date), paid monthly and computed on the basis of a 360-day year of twelve 30-day months
Downside threshold closing price:	$ (80.00% of the initial equity price).
Initial equity price:	$ , the closing price of the underlying equity on the pricing date.
Payment at maturity:

For each $10 ELKS:

(1)a fixed number of shares of the underlying equity equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying equity on the valuation date) if the closing price of the underlying equity on any trading day from but excluding the pricing date to and including the valuation date declines to or below the downside threshold closing price (to be determined on the pricing date), or

(2)$10 in cash.

Equity ratio:	The number of shares of the underlying equity per ELKS equal to $10 divided by the initial equity price (actual ratio to be determined on the pricing date).
Listing:	None
CUSIP:	17316G685
Selling Concession:	up to 1.50%

Investor Profile

Investor Seeks:

•	Exposure to U.S. and international equities
•	A fixed return percentage
•	A medium-term equity-linked investment

Investor Can Accept:

•	A holding period of approximately 6 months
•	The possibility of losing part or all of the principal amount invested
•	Please review the “Key Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

*The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

11

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Global Markets Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase structured investments as long as either (A) (1) no Citigroup Global Markets affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the structured investments or (B) its acquisition and holding of the structured in is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the account, plan or annuity.

You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless explicitly stated in the offering document(s) and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

12

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii) no consideration is or will be given for the transfer; or

(iii) the transfer is by operation of law.

13

Notes

14

Notes

15

Notes

CitiFirst is the brand name for Citi’s offering of structured investments including notes, deposits and certificates. Tailored to meet the needs of a broad range of investors, these investments fall into three categories, each with a defined level of principal at risk, if held to maturity. All returns and any principal amount due at maturity are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.

Five symbols represent the assets underlying CitiFirst Investment products. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube.

ELKS®is a registered service mark of Citigroup Global Markets Inc.

Dow Jones Industrial AverageSM is a service mark of Dow Jones & Company, Inc. (“Dow Jones”) and has been licensed for use by Citigroup Funding Inc. The notes described herein are not sponsored, endorsed, sold, promoted or passed on by Dow Jones and Dow Jones does not make any representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes or has any obligation or liability in connection with the operation, marketing or sale of the notes.

EURO STOXX 50®, is a service mark of STOXX Limited (“STOXX”), and has been licensed for use for certain purposes by Citigroup Funding Inc. The notes described herein are not sponsored, endorsed, sold, promoted or passed on by STOXX and STOXX does not make any representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes or has any obligation or liability in connection with the operation, marketing or sale of the notes.

Nikkei 225 Stock AverageSM is a service mark of Nihon Keizai Shimbun, Inc. (“NKS”), and has been licensed for use for certain purposes by Citigroup Funding Inc. The Notes described herein are not sponsored, endorsed, sold, promoted or passed on by NKS and NKS does not make any representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the notes or has any obligation or liability in connection with the operation, marketing or sale of the notes.

©2010 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its subsidiaries and are used and registered throughout the world.